Exhibit 10.5

REORGANIZATION AGREEMENT

THIS REORGANIZATION AGREEMENT, dated as of September 14, 2007 (this “Agreement”), is among RHI Entertainment, Inc., a Delaware corporation (“RHI Inc.”), RHI Entertainment Holdings, LLC, a Delaware limited liability company (“Holdings”), and RHI Entertainment Holdings II, LLC, a Delaware limited liability company (“Holdings II”).  Certain terms used in this Agreement are defined in Section 1.1.

RECITALS

A.

RHI Inc. is contemplating an offer and sale of its Common Stock to the public in an underwritten initial public offering (the “IPO”).

B.

RHI Inc. desires to purchase with the proceeds of the IPO, and Holdings II desires to issue and sell to RHI Inc., a number of common membership units equal to the number of shares of Common Stock sold in the IPO at a price per common membership unit equal to the net proceeds per share of the Common Stock sold in the IPO.

C.

Immediately prior to or simultaneously with the consummation of the IPO, Holdings shall contribute its ownership interests in RHI Entertainment, LLC (“RHI LLC”) to Holdings II in exchange for common membership interests in Holdings II, and will be admitted as a member of Holdings II.

D.

Immediately prior to or simultaneously with the consummation of the IPO, RHI Inc. and Holdings shall enter into the Operating Agreement, pursuant to which RHI Inc. and Holdings will be admitted as members, and RHI Inc. will be appointed as the manager, of Holdings II.

E.

After the consummation of the IPO, as described in and subject to the conditions set forth in the Operating Agreement, Holdings shall be permitted to exchange its common membership interests in Holdings II for, at the option of RHI Inc., shares of RHI Inc. common stock or cash.

AGREEMENT

In consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions

1.1

Certain Definitions.  For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Operating Agreement” means the Operating Agreement of RHI Entertainment Holdings II, LLC to be entered into among RHI Inc. and Holdings substantially as described in the Prospectus.

“Common Stock” means the common stock, par value $0.01 per share, of RHI Inc.

“Prospectus” means the final prospectus for the IPO contained in the registration statement filed on Form S-1 with the Securities and Exchange Commission, in the form that exists at such time as such registration statement is declared effective by the Securities and Exchange Commission.

2.

Representations and Warranties.  As of the date of this Agreement, each of the parties hereto represents and warrants to the other parties hereto as follows:

2.1

Organization; Good Standing; Qualification.  Such party is a limited liability company or a corporation, as the case may be, duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws.  Such party has the requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

2.2

Authorization.  The execution, delivery and performance of this Agreement have been duly authorized by such party.  This Agreement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

2.3

Consents.  Except as has been obtained or will be obtained prior to the consummation of the IPO, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of such party is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.

Conditions.  The obligations of the parties under this Agreement are subject to the fulfillment or waiver of the following conditions:

(a)

there shall not have been issued and be in effect any order, decree or judgment of, or in, any court, tribunal of competent jurisdiction or governmental authority which makes any of the transactions contemplated by this Agreement illegal or invalid; and

(b)

all covenants, agreements and conditions contained in this Agreement to be performed by the other parties hereto shall have been performed or complied with in all material respects.

4.

Termination.  If the registration statement with respect to the IPO is withdrawn for any reason, or if the IPO has not been consummated for any reason on or prior to September 14,

2008, this Agreement shall become null and void and be of no further force or effect whatsoever and none of the parties hereto shall have any further obligations hereunder or with respect hereto.

5.

Covenants.

5.1

Agreement to Effectuate the Transactions. Subject to consummation of the IPO, each of the parties hereto agree to effectuate the transactions described in the Prospectus under the heading “Corporate History and Reorganization—Reorganization and offering transactions.”

5.2

Further Assurances

.  From time-to-time and after the date hereof, each party hereto shall deliver or cause to be delivered to the other parties hereto such further documents and instruments and shall do and cause to be done such further acts as any other party shall reasonably request to carry out more effectively the provisions and purposes of this Agreement.

6.

Miscellaneous.

6.1

Governing Law.  This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

6.2

Notices.  All notices, demands or other communications to be given under or by reason of this Agreement shall be in writing and shall be deemed to have been received when delivered personally, or when transmitted by overnight delivery service, addressed as follows:

If to RHI Inc.:

RHI Entertainment, Inc.
1325 Avenue of the Americas, 21st Floor

New York, New York 10019
Attention:  General Counsel

If to Holdings:

RHI Entertainment Holdings, LLC

c/o Kelso & Company

320 Park Avenue, 24th Floor

New York, New York 10022

Attention: General Counsel

If to Holdings II:

RHI Entertainment Holdings II, LLC

c/o RHI Entertainment, Inc.
1325 Avenue of the Americas, 21st Floor

New York, New York 10019

Attention: General Counsel

Any party to this Agreement may change its address for notices, demands and other communications under this Agreement by giving notice of such change to the other party hereto in accordance with this Section 8.2.

6.3

Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any of the parties hereto and the closing of the transactions contemplated hereby.

6.4

Benefit of Parties; Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns.  This Agreement may not be assigned by RHI Inc., Holdings or Holdings II except with the prior written consent of the other parties hereto, and any assignment without such consent shall be null and void.  Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

6.5

Amendment.  This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of RHI Inc., Holdings and Holdings II.

6.6

Waiver.  No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

6.7

Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.8

Entire Agreement.  This Agreement sets forth the entire understanding of parties hereto and supersedes all other agreements and understandings between the parties hereto relating to the subject matter hereof.

6.9

Counterparts and Facsimiles.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other.  The parties hereto may execute the signature pages hereof and exchange such signature pages by facsimile transmission.

6.10

Interpretation of Agreement.

(a)

As used in this Agreement, the words “include” and “including, “and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

(b)

Unless otherwise specified, references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of, and Exhibits to, this Agreement.

(c)

The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(d)

Notwithstanding anything to the contrary contained herein, in the event of any conflict between this Agreement and the Prospectus (and the transactions described therein), the Prospectus shall control.

(e)

Each party hereto and its counsel cooperated in drafting and preparation of this Agreement and the documents referred to in this Agreement.  Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

RHI ENTERTAINMENT HOLDINGS II, LLC

By:/s/ William J. Aliber

Name: William J. Aliber

Title: Chief Financial Officer

RHI ENTERTAINMENT HOLDINGS, LLC

By:/s/ William J. Aliber

Name: William J. Aliber

Title: Chief Financial Officer

RHI ENTERTAINMENT, INC.

By:/s/ William J. Aliber

Name: William J. Aliber

Title: Chief Financial Officer

[Signature page of Reorganization Agreement]